Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statement (Form S-8 No. 333-258209) pertaining to the Absci Corporation 2020 Stock Option and Grant Plan, as amended, the Absci Corporation 2021 Stock Option and Incentive Plan and the Absci Corporation 2021 Employee Stock Purchase Plan,
b.Registration Statement (Form S-8 No. 333-263772) pertaining to the Absci Corporation 2021 Stock Option and Incentive Plan,
c.Registration Statement (Form S-8 No. 333-270995) pertaining to the Absci Corporation 2021 Stock Option and Incentive Plan and the Absci Corporation 2021 Employee Stock Purchase Plan, and
d.Registration Statement (Form S-3 No. 333-267043) pertaining to the shelf-registration of Absci Corporation securities;

of our report dated March 21, 2024, with respect to the consolidated financial statements of Absci Corporation included in this Annual Report (Form 10-K) of Absci Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Seattle, Washington
March 21, 2024